Exhibit 10.37

AMENDMENT TO
AMERITRADE HOLDING CORPORATION
EXECUTIVE DEFERRED COMPENSATION PROGRAM
(As Amended Through February 2001)

          WHEREAS, Ameritrade Holding Corporation (the “Company”) maintains Ameritrade Holding Corporation Executive Deferred Compensation Program (the “Program”);

          WHEREAS, pursuant to the provisions of Section 13 of the Program, the Compensation Committee of the Board of Directors of the Company has the authority to amend the Program, subject to certain restrictions;

          WHEREAS, amendment of the Program is now considered desirable; and

          NOW, THEREFORE, IT IS RESOLVED that the Program be, and its hereby is, amended effective as of September 9, 2002, in the following particulars:

          1. By substituting the following for Section 9 of the Program:

     "9. Payment of Deferred Stock Accounts. As soon as practicable after the date elected by the Participant pursuant to his Deferral Election (as determined in accordance with uniform rules established by the Plan Administrator), that number of shares of Stock equal to the total whole number of Stock Unit Credits and Dividend Credits to be distributed to the Participant as of such date shall be distributed to the Participant (or in the event of his death, his beneficiary); provided, however, that if the Participant has elected installment payments, the number of shares of Stock to be distributed as of the first distribution date and each subsequent installment shall be equal to that number of Stock Unit Credits and Dividend Credits then credited to the Participant’s Deferred Stock Account divided by the number of installment payments remaining (rounded down to whole shares). Such shares of Stock shall be distributed from shares reserved for issuance under the Incentive Plan. If a Participant dies before receiving all distributions to which he is entitled under the Program, the Plan Administrator must be notified in writing. To be effective, any beneficiary designation by a Participant must be in writing, delivered and accepted by the Plan Administrator prior to the Participant’s death. In default of an effective beneficiary designation, the Participant’s estate shall be treated as his beneficiary for purposes of the Program.”